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                                                                   EXHIBIT 10.14


                                   AGREEMENT


     This agreement, dated as of November ____, 1997 (this "AGREEMENT") between CAP ADVISERS LIMITED, a company organized under the laws of Guernsey, Channel Islands (the "COMPANY"), and RICHARD TREFZ (the "CONSULTANT").


                                 W I T N E S S E T H
                                 - - - - - - - - - -


     WHEREAS, the Company is an investment advisory company and wishes to engage the Consultant to provide advisory services to the Company and certain other designated entities (collectively, "DESIGNATED ENTITIES") with respect to the business and affairs of Ion Laser Technology, Inc. ("ILT"); and

     WHEREAS, the Consultant has been elected and has agreed to serve as a member of the Board of Directors of ILT and has financial business experience and is willing to make that experience available to the Company for the benefit of the designated entities subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Consultancy Services Relating to Ion Laser Technology, Inc.  The
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Consultant shall  provide the following services to the Company for the benefit of the Company and designated entities:

          (a) the Consultant will familiarize himself with the business and affairs of ILT and any subsidiary thereof and render such advice and reports to the Company with respect to the Company's or designated entities' investment in securities of ILT as the Company shall reasonably require from time to time; and

          (b) the Consultant shall perform such other incidental services as the Company may reasonably request from time to time.

     As the full and complete consideration for the services to be provided by the Consultant under Section 1 above the Company shall, in addition to the Options granted under Section 3 below, pay the Consultant a consulting fee at a rate of $50,000 per annum. Such fee shall be paid in equal quarterly installments on the 15/th/ day of each January, April, July and October during the term hereof, commencing January 15, 1998. The amount of any quarterly payment shall be appropriately adjusted if the period to which any payment relates is less than a full quarter and by the amount of any cash compensation received with respect to such quarter by Consultant from ILT for his services as a director or otherwise. The Company shall also reimburse the consultant for his documented
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reasonable out-of-pocket costs incurred in the performance of his duties hereunder to the extent such expenses are not reimbursed by ILT or any other third party. The Consultant may keep for his own account any stock or options received by him as a member of the Board of Directors of ILT without any adjustment to the consulting fee payable hereunder.

     2.  Term of Agreement.  The term of this Agreement shall commence on the
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date hereof and shall continue thereafter until terminated by either party giving at least 30 days' prior written notice to the other party.

     3.  Grant of Options.  The Company hereby grants to the Consultant an
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option to purchase from the Company or its affiliate 50,000 shares of ILT common stock at a purchase price of $4.00 per share ("OPTIONS").

     4.  Adjustment Upon Changes in Capitalization.  In the vent of any change
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in the number of shares of outstanding common stock of ILT prior to the expiration of the Options by reason of stock dividends, split-ups, distributions, recapitalizations, combinations, exchanges of shares or the like, the number of shares of common stock or other securities subject to the Options and the option price for the Options shall be adjusted appropriately.

     5.  Exercise of the Options.
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          (a)  Subject to the provisions of Section 5(b), the Options may be exercised in whole or in part by the Consultant at any time from the date hereof to and including November 19, 2002.

          (b) The Options may be exercised by the Consultant only while he is a director of ILT or within 30 days after the date he ceases to be such a director, except that in the event of his death while so serving or in the event of his death within 30 days after the date he ceases to so serve, then such option may be exercised by his executors, administrators or other legal representatives, heirs, legatees, next of kin or distributees within three months of his death or if, later within three months after the date of the legal qualification of the executors or administrators of his estate. Notwithstanding anything in this "Agreement to the contrary, the Options herein granted to the Consultant shall in no event be exercisable after November 19, 2002 or after Consultant shall have been removed as a director of ILT for cause. For the purposes hereof, the term "cause" shall mean (i) indictment for a crime and (ii) gross negligence or willful malfeasance in the performance of his duties.

          (c) The Options herein granted to the Consultant shall not be transferrable by the Consultant other than by will or the laws of descent and distribution, and shall be exercisable, during this lifetime, only by him. The provisions for such Options shall become null and void and inoperative immediately upon any attempted sale, assignment, transfer or other disposition by the Consultant of such Options or any of his right, title and interest therein; provided, however, that nothing herein shall be construed as prohibiting the Consultant upon his
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               death (at any time while he has the right to exercise such
               Options) from providing for the disposition of such Options or his right, title and interest in it by will or as prohibiting the transfer of such Options by the laws of descent and distribution.

          (d) If the Consultant makes an exercise of the Options which relate to at lease 15,000 shares of ILT common stock, the Company shall use its best efforts to cause to be assigned to the Consultant any registration rights to which the Company or any designated entities may be entitled relating to such shares.

          (e) In the event Consultant wishes to exercise the Options, Consultant shall send a written notice to the Company specifying a date (not earlier than 15 business days nor later than 45 business days from the date such notice is given) for the closing of such purchase the ("Closing").

          (f) The Closing shall be at such place in the United States or Ireland as is reasonably designated by the Company. At the Closing (i) the Consultant will make payment to the Company of the aggregate option price of the ILT common stock to be sold by the Company in immediately available funds by a wire transfer to a bank designated by the Company at least two business day prior to such Closing, and (ii) the Company shall deliver to the Consultant a certificate or certificates representing the ILT common stock purchased by the Consultant from such shareholder duly endorsed in blank or accompanied by a stock power duly signed in blank.

     4.  Relationship of Parties.  The Consultant and the Company are entering
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into this Agreement as principals and nothing herein contained shall be construed as making either party an agent of the other for any purpose or as making either party an agent of any third party or as making the Consultant an employee of the Company. In particular, the Consultant shall have no power to enter into any contracts on behalf of the Company or to bind the Company in any way or to require the Company to act in accordance with the advice, recommendations and other services to be provided by the Consultant to the Company hereunder.

     5.  Reports.  The Consultant shall prepare and submit to the Company such
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regular periodic reports with respect to the activities undertaken by him in connection with this "Agreement as the Company may reasonably request from time to time (consistent with the Consultant's duties as an ILT Director).

     6.  Confidential Information.  The Consultant shall not during the term of
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this "Agreement (otherwise than in the proper performance of his duties) or thereafter without the prior written consent of the Company divulge to any person, firm or company, and shall during the term of this Agreement use his best endeavors to prevent the publication or disclosure of, any information concerning the confidential aspects and business, accounts or finances of the Company or any of the designated entities or the identity of their respective directors, trustees, shareholders or other beneficial owners or any of the secrets, dealing, transactions or affairs of the Company or any of the designated entities which have or may come to his knowledge during the course of this Agreement
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or previously or otherwise. On the termination of this Agreement, the Consultant shall forthwith surrender to the Company or as it may direct all original and copy documents in his possession relating to the business or affairs of the Company and any designated entities.

     7.  Notices.  Any notice or other document to be given hereunder to the
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Company shall be delivered or sent by hand, by first class recorded delivery post or by telecopier to the Company at its office address at 36 Fitzwilliam Place, Dublin 2, Ireland, and any notice or other document to be given hereunder to the Consultant shall be delivered to him or sent by hand, by first class recorded delivery post or facsimilied to his address at 428 Wheatsheas Road, Springfield, Pennsylvania 19060. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.

     8.  Governing Law.  This Agreement and the relationships of the parties in
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connection with the subject matter of this agreement shall be governed by and construed in accordance with the laws of New York without regard to the choice of law doctrine thereof.

     9.  General.
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          (a)  The Company shall notify the Consultant in writing from time to time of those entities that are "designated entities" for the purposes of this Agreement.

          (b) All payments of money to the Consultant will be subject to such deductions and withholdings by the Company as the Company is from time to time required to make pursuant to law or governmental regulations.

          (c) This Agreement constitutes the entire agreement of the parties hereto with respect to the services to be provided by the Consultant to the Company and supersedes all prior agreements and understandings of whatever nature between the parties hereto, and each of the parties acknowledges that it has not been induced to enter into this "Agreement by any representation not incorporated in this Agreement.

     10.  Representation as to Investment.  The exercise of the Options and the
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delivery of the shares subject to it will be contingent upon the Company's being furnished by the Consultant, his legal representatives, or other persons entitled to exercise the Options a statement in writing that at the time of such exercise it is his or their intention to acquire the shares being purchased solely for investment purposes and not with a view to distribution.
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     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.


                                     CAP ADVISERS LIMITED



                              By /s/ CAP ADVISERS LIMITED
                                 ----------------------------------------
                                 Name:
                                 Title:


                              /s/ Richard Trefz
                              --------------------------------------------
                              RICHARD TREFZ